Exhibit 99.1

Petrolia Energy successfully closes Series A and eliminates Long Term Debt

HOUSTON TEXAS – (Marketwired) --  July 24, 2017 – Petrolia Energy Corporation (Petrolia) announces today that it has successfully closed its $2 million Series A preferred stock offering and has converted all of its long-term debt to equity.

 “We continue to execute on our long term strategy to explore and develop high-probability, low risk Oil & Gas Properties.  We have now positioned ourselves as a debt free company to further seek new opportunities for our continued growth and increase our presence in the marketplace.  This concerted effort, combined with Management’s resolve to acquire attractive acreage in strategic areas, will further position Petrolia for the long-haul.” commented Zel C. Khan, CEO of Petrolia.

James Burns, Petrolia’s President contributed “These significant milestones clearly demonstrate the commitment and confidence insiders have in the Company.”

Details of these transactions have been filed in an 8-K released earlier today with the Securities and Exchange Commission and on the Company’s website at www.petroliaenergy.com

About Petrolia Energy Corporation
Petrolia Energy Corporation is a Houston-based, oil exploration and production company. With operations in Texas, Oklahoma and New Mexico, the Company focuses on redeveloping existing oil fields in well-established oil rich regions of the U.S., employing industry-leading technologies to create added value.

Petrolia is committed to achieving its goals through conscientious partnership with the communities in which we operate and through operations that extend beyond regulatory requirements and embrace responsible environmental stewardship. We firmly believe we can maximize a field’s potential value for our shareholders and employees, while protecting the environment and enhancing local communities.

Forward-looking Statements
Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia’s operations or financial results is available by contacting Petrolia. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

For more Information contact:

Media Contact:
Press@PetroliaEnergy.com

Investor Relations Contact:
IR@PetroliaEnergy.com
www.PetroliaEnergy.com

Petrolia Energy Corporation shares are traded on the OTC Exchange under the symbol BBLS.

Source: Petrolia Energy Corporation